Liberator Medical Declares Cash Dividend of $0.0325 per Share

This Is the 11th Consecutive Quarterly Cash Dividend and Is to Be Paid to

Shareholders of Record at the Close of Business on September 25, 2015

STUART, FL -- (Marketwired) -- 08/25/15 -- Liberator Medical Holdings, Inc. (NYSE MKT: LBMH) today announced that on August 25, 2015, its Board of Directors approved a cash dividend of $0.0325 per common share to its shareholders. The dividend will be paid on October 9, 2015, to all shareholders of record as of the close of business on September 25, 2015. This is the eleventh consecutive quarterly cash dividend to be paid by the Company, commencing with the dividend paid in May 2013.

The Company's policy is to pay a sustainable quarterly dividend to its shareholders. The Company's Board of Directors evaluates on a quarterly basis the amount and timing of future dividends based on the Company's operating results, financial condition, capital requirements and general business conditions. The amount and timing of dividends may vary, and the payment of any dividend does not assure that the Company will be able to pay or will declare dividends in the future.

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About Liberator Medical

Liberator Medical Holdings, Inc.'s subsidiary, Liberator Medical Supply, Inc., established the Liberator brand as a leading national direct-to-consumer provider of quality medical supplies to Medicare-eligible seniors. Accredited by The Joint Commission, our Company's unique combination of marketing, industry expertise and customer service has demonstrated success over a broad spectrum of chronic conditions. Liberator is recognized for offering a simple, reliable way to purchase medical supplies needed on a regular, ongoing, repeat-order basis, with the convenience of direct billing to Medicare and private insurance. Liberator's revenue primarily comes from supplying products to meet the rapidly growing requirements of general medical supplies, diabetes supplies, catheters, ostomy supplies and mastectomy fashions. Liberator communicates with patients and their doctors on a regular basis regarding prescriptions and supplies. Customers may purchase by phone, mail or internet, with repeat orders confirmed with the customer and shipped when needed.

Safe Harbor Statement

In this press release and in related comments by our management, our use of the words "expect," "anticipate," "possible," "potential," "target," "believe," "commit," "intend," "continue," "may," "would," "could," "should," "project," "projected," "positioned" or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Such risks and uncertainties may include, but are not limited to, regulatory limitations on the medical industry in general, working capital constraints, fluctuations in customer demand and commitments, fluctuation in quarterly results, introduction of new services and products, commercial acceptance and viability of new services and products, pricing and competition, reliance upon subcontractors and vendors, the timing of new technology and product introductions, and the risk of early obsolescence of our products. Liberator's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provide information about these and other factors, which we may revise or supplement in future reports filed with the Securities and Exchange Commission.

Contact:

Individual Investor Relations Contact
WSR Communications
772-219-7525
IR@WSRcommunications.com
http://wsrcommunications.ir.stockpr.com/liberatormedical

Institutional Investor Contact
Robert J. Davis
Liberator Medical Holdings, Inc.
772-463-3737
bdavis@liberatormedical.com
www.liberatormedical.com

Source: Liberator Medical Holdings, Inc.

Released August 25, 2015